 Exhibit (a)(1)(v)
Letter to Clients with Respect to
Offer to Purchase for Cash
Up to 150,000,000 Shares of Class A Common Stock

of

Coty Inc.
at

$11.65 Net Per Share of Class A Common Stock in Cash
Pursuant to the Offer to Purchase
Dated February 13, 2019

by

Cottage Holdco B.V.

a wholly-owned subsidiary of

JAB Cosmetics B.V.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 29, 2019, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
February 13, 2019
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated February 13, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and the other related materials, as each may be amended or supplemented from time to time, the “Offer”) in connection with the offer by Cottage Holdco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Purchaser”) and a wholly-owned subsidiary of JAB Cosmetics B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Parent”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Tender Condition and Board Support Condition, as defined in the Offer to Purchase, up to 150,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Shares”), of Coty Inc., a Delaware corporation (the “Company”), for $11.65 per Share, net to the Seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.
We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish to tender any or all of the Shares held by us for your account pursuant to the Offer.
Please note carefully the following:
1.
The offer price for the Offer is $11.65 per Share, net to the Seller in cash, without interest and less any applicable withholding taxes.

2.
The Offer is being made for up to 150,000,000 Shares.

3.
The Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on March 29, 2019, unless the Offer is extended or earlier terminated by Purchaser.

4.
The Offer is not subject to any financing condition. The Offer is however subject to the satisfaction of the Minimum Tender Condition, Board Support Condition and the other conditions described in Section 14 of the Offer to Purchase.

5.
Tendering stockholders who are record owners of their Shares and who tender directly to Computershare Trust Company, N.A. (the “Depositary”) will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the attached instruction form. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration time of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the attached instruction form.
Payment for Shares will be in all cases made only after such Shares are accepted by Purchaser for payment pursuant to the Offer and the timely receipt by the Depositary, of  (a) certificates for such Shares or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the Offer Price, regardless of any extension of the Offer or any delay in payment for Shares.
The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser and Parent by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

Instructions with Respect to the
Offer to Purchase for Cash
Up to 150,000,000 Shares of Class A Common Stock

of
Coty Inc.
at

$11.65 Net Per Share of Class A Common Stock in Cash
Pursuant to the Offer to Purchase
Dated February 13, 2019
by
Cottage Holdco B.V.
a wholly-owned subsidiary of
JAB Cosmetics B.V.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 29, 2019, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 13, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and the other related materials, as each may be amended or supplemented from time to time, the “Offer”) in connection with the offer by Cottage Holdco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Purchaser”) and a wholly-owned subsidiary of JAB Cosmetics B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Parent”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Tender Condition and Board Support Condition, as defined in the Offer to Purchase, up to 150,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Shares”), of Coty Inc., a Delaware corporation (the “Company”), net to the Seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal.
The undersigned hereby instruct(s) you to tender the number of Shares indicated on the reverse (or if no number is indicated on the reverse, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to Computershare Trust Company, N.A., the Depositary for the Offer, will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.
The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

ACCOUNT NUMBER:
NUMBER OF SHARES BEING TENDERED HEREBY:              SHARES*
The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).
Dated:	Signature(s)
Capacity**:
Please Print Name(s)
Address (Include Zip Code)
Area code and Telephone no.
Tax Identification or Social Security No.

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

**
Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.